Exhibit 99.2

Independent Auditors’ Report

The Board of Directors

Pike Street Industries, Inc.:

We have audited the accompanying balance sheet of Pike Street Industries, Inc. as of December 31, 2004, and the related statements of operations, stockholders’ equity, and cash flows for the years ended December 31, 2003 and 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Pike Street Industries, Inc. as of December 31, 2004, and the results of its operations and its cash flows for the years ended December 31, 2003 and 2004 in conformity with accounting principles generally accepted in the United States of America.

/s/ KPMG LLP

Seattle, Washington

June 24, 2005

Pike Street Industries, Inc.

Balance Sheets

		Unaudited
	December 31, 2004	March 31, 2005
Assets
Current assets:
Cash and cash equivalents	$678,865	$281,364
Accounts receivable, net	651,231	664,322
Prepaid expenses	61,257	44,821

Total current assets	1,391,353	990,507
Property and equipment, net	24,940	24,701
Intangibles assets, net	251,190	233,540
Other assets	23,900	23,800

Total assets	$1,691,383	$1,272,548

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$49,567	$97,331
Accrued payroll and benefits	55,787	250
Accrued expenses and other current liabilities	38,789	14,978
Deferred revenue	—	1,856

Total current liabilities	144,143	114,415

Commitments and subsequent event

Stockholders’ equity:
Common stock, $0.01 par value, 200,000 shares authorized, issued and outstanding at December 31, 2004 and at March 31, 2005	2,000	2,000
Additional paid-in capital	98,000	98,000
Retained earnings	1,447,240	1,058,133

Total stockholders’ equity	1,547,240	1,158,133

Total liabilities and stockholders’ equity	$1,691,383	$1,272,548

See accompanying notes to financial statements.

Pike Street Industries, Inc.

Statements of Operations

	Year ended December 31, 2003	Year ended December 31, 2004	Unaudited
			Three months ended March 31, 2004	Three months ended March 31, 2005
Revenue	$1,477,378	$2,987,261	$620,501	$963,198
Expenses:
Service costs	123,262	149,484	37,389	51,929
Sales and marketing	199,506	393,261	97,605	133,824
Product development	115,200	165,940	41,639	59,400
General and administrative	164,862	203,711	39,644	107,516

Total operating expenses	602,830	912,396	216,277	352,669

Income from operations	874,548	2,074,865	404,224	610,529
Other income (expense):
Interest income	893	2,424	480	173
Interest expense	(5,415)	—	—	—
Other	—	1,171	1,926	191

Total other income (expense)	(4,522)	3,595	2,406	364

Net income	$870,026	$2,078,460	$406,630	$610,893

See accompanying notes to financial statements.

Pike Street Industries, Inc.

Statements of Stockholders’ Equity

			Additional paid-in capital	Retained earnings	Total stockholders’ equity
	Common stock
	Shares	Amount
Balances at December 31, 2002	200,000	$2,000	$98,000	$128,754	$228,754
Net income	—	—	—	870,026	870,026
Distributions	—	—	—	(500,000)	(500,000)

Balances at December 31, 2003	200,000	2,000	98,000	498,780	598,780
Net income	—	—	—	2,078,460	2,078,460
Distributions	—	—	—	(1,130,000)	(1,130,000)

Balances at December 31, 2004	200,000	2,000	98,000	1,447,240	1,547,240
Net income—unaudited	—	—	—	610,893	610,893
Distributions—unaudited	—	—	—	(1,000,000)	(1,000,000)

Balances at March 31, 2005—unaudited	200,000	$2,000	$98,000	$1,058,133	$1,158,133

See accompanying notes to financial statements.

Pike Street Industries, Inc.

Statements of Cash Flows

			Unaudited
	Year ended December 31, 2003	Year ended December 31, 2004	Three months ended March 31, 2004	Three months ended March 31, 2005
Cash flows from operating activities:
Net income	$870,026	$2,078,460	$406,630	$610,893
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	61,974	72,438	16,699	20,716
Loss on disposal of property and equipment	—	1,849	—	—
Change in certain assets and liabilities:
Accounts receivable, net	(125,550)	(408,651)	(172,661)	(13,090)
Prepaid expenses and other assets	400	(84,257)	(56,553)	16,434
Accounts payable, accrued payroll and benefits, accrued expenses and other current liabilities	25,423	110,104	(20,935)	(31,583)
Deferred revenue	61,175	(61,175)	(61,175)	1,856

Net cash provided by operating activities	893,448	1,708,768	112,005	605,226

Cash flows from investing activities:
Purchases of property and equipment	(6,257)	(25,423)	—	(2,727)
Increase in intangible and other non current assets	(26,439)	(55,177)	(1,889)	—

Net cash used in investing activities	(32,696)	(80,600)	(1,889)	(2,727)

Cash flows from financing activities:
Distributions to shareholders	(500,000)	(1,130,000)	—	(1,000,000)
Repayment of shareholder notes payable	(223,450)	—	—	—

Net cash used in financing activities	(723,450)	(1,130,000)	—	(1,000,000)

Net increase in cash and cash equivalents	137,302	498,168	110,116	(397,501)
Cash and cash equivalents at beginning of period	43,395	180,697	180,697	678,865

Cash and cash equivalents at end of period	$180,697	$678,865	$290,813	$281,364

See accompanying notes to financial statements.

PIKE STREET INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND UNAUDITED THREE MONTHS

ENDED MARCH 31, 2004 AND 2005

Note 1—Description of Business and Summary of Significant Accounting Policies

a) Description of Business

Pike Street Industries, Inc. (Company), formed in March 2002 and incorporated in the state of Washington, develops, operates, and manages Internet websites, content services, and directory services related to Internet-based yellow and white pages, local or geographical search and content, and college leads markets.

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for annual financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. Operating results for the three months ended March 31, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005 or for any other period. The accompanying unaudited condensed consolidated financial statements of the Company do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. These financial statements and notes should be read with the financial statements and notes thereto of Pike Street Industries, Inc. for the years ended December 31, 2003 and 2004.

b) Revenue Recognition

The Company’s primary sources of revenue are performance-based advertising services, which include pay-per-click services, pay-per-search services and costs-per-action services. Revenue from pay-per-click services and pay-per-search services are generated upon the delivery of qualified and reported click-throughs or searches, which occur when an online user clicks or searches on advertiser listings or advertising service provider listings on the Company’s websites. Cost-per-action revenue is generated when the on-line user is redirected from the Company websites to an advertiser website and completes the specified action.

Revenue is recognized in the period that the advertising impressions, click-throughs, search or actions occur and are reported, the fee is fixed and determinable and collection is reasonably assured.

c) Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the date of purchase to be cash equivalents.

d) Fair Value of Financial Instruments

The Company had the following financial instruments as of the periods presented: cash and cash equivalents, accounts receivable, accounts payable, accrued payroll and benefits, accrued expenses and other current liabilities. The carrying value of cash and cash equivalents, accounts receivable, accounts payable, accrued payroll and benefits, accrued expenses and other current liabilities approximates their fair value based on the liquidity of these financial instruments or based on their short-term nature.

e) Trade Accounts Receivable

Trade accounts receivable are stated at the amount management expects to collect from balances outstanding at period-end and do not bear interest. The Company does not require or receive collateral with respect to its sales. The Company records an allowance for doubtful accounts when it estimates probable credit

PIKE STREET INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND UNAUDITED THREE MONTHS

ENDED MARCH 31, 2004 AND 2005

losses in existing accounts receivable. The allowance is determined based on analysis of historical bad debts, customer credit worthiness and current economic trends. Past due balances over 90 days and specific other balances are reviewed individually for collectibility and account balances are written off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company had no allowance and no write-offs in the periods presented.

f) Concentrations and Economic Dependence

Accounts receivable

The percentages of accounts receivable from customers representing 10% or more of accounts receivable are as follows:

		Unaudited
	December 31, 2004	March 31, 2005
Customer A	14%	12%
Customer B	13%	21%
Customer C	33%	20%
Customer D	13%	16%

Revenue

Substantially all of the Company’s revenue earned from customers is generated through arrangements that are short-term in nature. The Company may not be successful in renewing any of these agreements, or if they are renewed, they may not be on terms as favorable as current agreements. The Company may not be successful in entering into agreements with new customers on commercially acceptable terms. In addition, several of these customers may be considered potential competitors.

The percentage of revenue earned from customers representing more than 10% of revenue is as follows:

			Unaudited
	Year ended December 31, 2003	Year ended December 31, 2004	Three months ended March 31, 2004	Three months ended March 31, 2005
Customer A	27%	17%	26%	13%
Customer B	—	12%	17%	15%
Customer C	—	21%	—	14%
Customer D	—	—	—	11%
Customer E	—	—	—	10%
Customer F	—	—	18%	—

	27%	50%	61%	63%

PIKE STREET INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND UNAUDITED THREE MONTHS

ENDED MARCH 31, 2004 AND 2005

Cash and investments

The Company maintains its cash and investments with a single financial institution. At certain times during the year, its cash balance may exceed the $100,000 FDIC insured limit. Cash equivalents as of the periods presented consist primarily of money market funds.

At December 31, 2004 and at March 31, 2005, the Company had uninsured balances of $579,000 and $181,000, respectively.

g) Property and Equipment

Property and equipment are stated at cost. Depreciation on computers and other related equipment, and furniture and fixtures is calculated for book purposes on the straight-line method over the estimated useful lives of the assets, generally averaging three years. Repairs, maintenance and small purchases are charged to expense in the year incurred.

h) Intangible Assets

The Company capitalizes costs incurred to acquire Internet domain names or URLs, which include the initial registration fees, and amortizes the cost over the expected useful life of the domain names on a straight-line basis. The expected useful lives range from 12 to 72 months. In order to maintain the rights to each domain name acquired, the Company pays periodic registration fees, which generally cover a minimum period of 12 months. The Company records registration renewal fees of domain name intangible assets as a prepaid expense and amortizes the cost over the registration period.

i) Impairment or Disposal of Long-Lived Assets

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, the Company reviews its long-lived assets, primarily domain name intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds their estimated fair value. Assets to be disposed of would be separately presented on the balance sheet and reported at the lower of their carrying amount or fair value less costs to sell, and would no longer be amortized or depreciated.

j) Advertising Expenses

Advertising costs are expensed as incurred and include Internet-based direct advertising. The amounts for advertising expense for the years ended December 31, 2003 and 2004 and the unaudited three months ended March 31, 2004 and 2005 were approximately $126,000, $318,000, $80,000, and $115,000, respectively.

k) Product Development

Product development costs consist primarily of expenses incurred by the Company in the research and development, creation, and enhancement of the Company’s Internet sites and services. Research and development expenses are expensed as incurred and include compensation and related expenses, costs of computer hardware and software, and costs incurred in developing features and functionality of the services. For the periods presented, substantially all of the product development costs were research and development costs.

PIKE STREET INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND UNAUDITED THREE MONTHS

ENDED MARCH 31, 2004 AND 2005

Product development costs are expensed as incurred or capitalized into property and equipment in accordance with the American Institute of Certified Public Accountants’ (AICPA) Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use (SOP 98-1). SOP 98-1 requires that cost incurred in the preliminary project and post-implementation stages of an internal use software project be expensed as incurred and that certain costs incurred in the application development stage of a project by capitalized.

l) Management’s Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from those estimates.

m) Segment Reporting

Operating segments are revenue-producing components of the enterprise for which separate financial information is produced internally for the Company’s management. For all periods presented, the Company operated as a single segment. The Company operates in a single business segment principally in domestic markets providing Internet transaction services to enterprises.

n) Federal Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal income taxes on their respective shares of the corporate income. Accordingly, no provision has been made for federal income tax in the accompanying financial statements.

o) Guarantees

Indemnification provisions contained within the Company’s customer and distribution partner agreements are generally consistent with those prevalent in the Company’s industry. The Company has not incurred significant obligations under customer and distribution partner indemnification provisions historically and does not expect to incur significant obligations in the future. Accordingly, the Company does not maintain accruals for potential customer and distribution partner indemnification obligations.

p) Recently Issued Accounting Standards

In December 2004, the Financial Accounting Standards Board (FASB) issued Statement No. 123(R), which replaces SFAS No. 123 and supersedes APB Opinion No. 25. As originally issued, SFAS No. 123 established as preferable a fair-value-based method of accounting for share-based payment transactions with employees. However, that pronouncement permitted entities to continue applying the intrinsic-value-based model of APB Opinion No. 25, provided that the financial statements disclosed the pro forma net income or loss based on the preferable fair-value method. The Company is required to apply SFAS No. 123(R) as of the interim reporting period that begins after December 15, 2005. Thus, the Company’s consolidated financial statements will reflect an expense for (a) all share-based compensation arrangements granted after January 1, 2006 and for any such arrangements that are modified, cancelled, or repurchased after that date, and (b) the portion of previous share-based awards for which the requisite service has not been rendered as of that date, based on the grant-date estimated fair value of those awards. The Company does not expect the adoption of SFAS No. 123(R) to have a material impact on the Company’s financial statements.

PIKE STREET INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND UNAUDITED THREE MONTHS

ENDED MARCH 31, 2004 AND 2005

Note 2—Property and Equipment

Property and equipment consisted of the following at:

		Unaudited
	December 31, 2004	March 31, 2005
Computers and equipment	$33,245	$35,972
Less accumulated depreciation	(8,305)	(11,271)

Property and equipment, net	$24,940	$24,701

Depreciation expense incurred by the Company was approximately $3,800 and $9,200, and $1,200 and $3,000 for the years ended December 31, 2003 and 2004 and the unaudited three months ended March 31, 2004 and 2005, respectively.

Note 3—Intangible assets

Intangible assets consisted of the following at:

		Unaudited
	December 31, 2004	March 31, 2005
Internet Domain names	417,116	417,116
Less accumulated amortization	(165,926)	(183,576)

Intangible assets, net	$251,190	$233,540

Amortization expense incurred by the Company was approximately $57,800, $62,900, $15,400 and $17,600 for the years ended December 31, 2003 and 2004 and the unaudited three months ended March 31, 2004 and 2005, respectively, and has been recorded in service costs in the statements of operations. Estimated amortization expense for the next five years is approximately $70,600, $70,600, $70,600, $25,300 and $13,000 in calendar years 2005, 2006, 2007, 2008 and 2009, respectively.

Note 4—Related Party Transaction

At December 31, 2002, the Company had demand notes payable to its stockholders totaling $223,450. The notes were unsecured and interest was charged at 10%. The outstanding principal amounts were due and payable on March 31, 2007. Interest was due and payable annually in arrears on commencing March 31, 2003. These notes were repaid in 2003. Interest expense related to these notes was approximately $5,400 for 2003.

Note 5—Line of Credit

At December 31, 2004, the Company had available a $500,000 bank line of credit, secured by substantially all of the Company’s assets, bearing interest at the prime rate plus 0.75% (approximately 4.75% at December 31, 2004). The Company did not borrow on the line of credit during any of the periods presented. The line of credit was cancelled in February 2005.

PIKE STREET INDUSTRIES, INC.

NOTES TO FINANCIAL STATEMENTS—(Continued)

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2004 AND UNAUDITED THREE MONTHS

ENDED MARCH 31, 2004 AND 2005

Note 6—401(k) Plan

The Company has a retirement plan (the Plan) under Section 401(k) of the Internal Revenue code, which covers those employees that meet eligibility requirements. The Plan began in 2003. Eligible employees may contribute to the maximum allowed by § 401(k) for the specific year. Under the Plan, the Company is obligated to make either a plan contribution of 3% of gross earnings of all eligible employees or match 100% of the first 3% of earnings and 50% of the next 2% of earnings contributed by eligible employees.

The Company contributed $56,000 and $67,000 for the years ended December 31, 2003 and 2004, respectively, and $10,000 and $13,000 for the unaudited three months ended March 31, 2004 and 2005, respectively.

Note 7—Commitments

The Company leases office space under a lease that began April 2004 at approximately $1,400 per month. The lease expires March 31, 2007. The Company prepaid the office lease cost for the term of the lease. The current and long-term portions of this amount have been recorded in “Prepaid expenses” and “Other assets”, respectively, in the balance sheets and are being amortized on a straight-line basis over the lease term. The Company is also required to pay common area maintenance fees of approximately $690 per month. Rent expense incurred by the Company was approximately $4,400, $20,800, $2,400 and $6,400 for the years ended December 31, 2003 and 2004 and the unaudited three months ended March 31, 2004 and 2005, respectively.

In March 2005, the Company entered into a 1-year contract for website hosting services. The Company has commitments for future payments under this contract. Future minimum payments for the years ending December 31, 2005 and 2006 are $20,250 and $6,750, respectively.

Note 8—Subsequent Event

On April 26, 2005, Marchex, Inc. acquired certain assets of the Company. The consideration consisted of :

•	$12,500,000 in cash; plus

•	242,748 shares of Marchex, Inc. Class B common stock; plus

•	212,404 shares of restricted Marchex, Inc. Class B common stock, which will vest as employment services are performed over a three-year period in installments of 16.67% after each 6 month period during that term.

The assets acquired include a substantial majority of the operating assets of the Company excluding cash and cash equivalents and accounts receivable.